EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                       VACATION OWNERSHIP MARKETING, INC.
                 (AMENDED AND RESTATED AS OF NOVEMBER 23, 2003)


                                    ARTICLE I

                                      NAME

         SECTION 1. The name of this Corporation is VACATION OWNERSHIP MARKETING, INC.


                                   ARTICLE II

                              SEAL AND FISCAL YEAR

         SECTION 1. Seal: The seal of this Corporation shall have inscribed on it the name of this Corporation, the year of its organization, and the words "Corporate Seal, State of Florida".

         SECTION 2. Fiscal Year: The fiscal year of this Corporation shall be determined from time to time by the Board of Directors.


                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

         SECTION 1. Place of Meetings: Meetings of the Shareholders shall be held at the principal office of the Corporation or any other place (within or without the State of Florida) the Board of Directors or Shareholders may from time to time select.

         SECTION 2. Annual Meeting: An annual meeting of the Shareholders shall be held on the 2nd Friday of November of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following that is not a legal holiday. Business transacted at the annual meeting shall include the election of directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual shareholders meeting.

         SECTION 3. Special Meetings: Special Meetings of the Shareholders may be called by the President, by a majority of the Board of Directors, or when requested in writing by the holders of ten (10%) percent or more of the shares outstanding and entitled to vote.

         SECTION 4: Notice of Meetings: Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is

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called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.

         SECTION 5. Waiver of Notice: A Shareholder, either before or after a Shareholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a Shareholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

         SECTION 6. Closing of Transfer Books and Fixing Record Date and Voting
Record: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty
(60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.

         In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any determination of shareholders, that date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days before the date on which the particular action requiring the determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment, unless the board of directors fixes a new record date for the adjourned meeting.

         In the event the corporation shall at that time have more than six (6) shareholders, the officers or agents having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days before that meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual


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business hours. The list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

         If the requirements of this section have not been complied with substantially, the meeting on demand of any shareholder in person or by proxy shall be adjourned until the requirements are met. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

         SECTION 7. Voting of shares: Unless the Certificate of Incorporation provides for more or less than one vote per share, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

         At each election for directors every shareholder entitled to vote at the election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the By-Laws of the corporate shareholder; or, in the absence of any applicable By-Law, by whatever person the board of directors of the corporate shareholder may designate. Proof of the designation may be made by presentation of a certified copy of the By-Laws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote the shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

         Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without transfer into his name if authority so to do be contained in an appropriate order of the court by which the receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote those shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

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         On and after the date on which written notice of redeemable shares has been mailed to their holders and a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to their holders upon surrender of their certificates, those shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         SECTION 8. Shareholder Quorum and Voting: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

         When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of that class or series shall constitute a quorum for the transaction of that item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment of it.

         SECTION 9. Notice of Adjourned Meetings: When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at that meeting.

         SECTION 10. Order of Business: The order of business of all meetings of the Stockholders shall be as follows:

         1. Roll Call

         2. Proof of notice of meeting or waiver of notice.

         3. Reading of minutes of preceding meeting.

         4. Reports of Officers.

         5. Reports of Committees.

         6. Election of Inspectors of Election.

         7. Election of Directors.

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         8. Unfinished Business.

         9. New Business

         SECTION 11. Action by Shareholders Without a Meeting: Any action required by law, these By-Laws or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote as a class, written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class and of the total shares entitled to vote.

         Within ten (10) days after obtaining authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided under the applicable Florida Statutes, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with further provisions of said statutes regarding the rights of dissenting shareholders.

         SECTION 12. Proxies: Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from its date unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of incompetence or of death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting or, if only one is present, that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of the shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.


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                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

         SECTION 1. Number, Qualifications and Term of Office: The business and affairs of the Corporation shall be managed by a Board of Directors of not less than one (1) nor more than five (5) members, none of whom need be a resident in the State of Florida or hold shares in this Corporation. Each Director, except one appointed to fill a vacancy, shall be elected to serve for the term of ONE
(1) year and until his successor shall be elected and shall qualify. The persons receiving a majority of votes cast at the annual meeting of Stockholders shall be elected as Directors of the Corporation if otherwise qualified.

         SECTION 2. Vacancies: Vacancies on the Board of Directors shall be filled by a majority of the remaining members of the Board, though less than a quorum. Such vacancies shall be filled within six (6) months. Each Director so elected shall serve until his successor is elected by the Shareholders at the next annual meeting or at a special meeting earlier called for that purpose. The other members of the Board of Directors may declare vacant the office of a Director who is convicted of a felony or who is declared incompetent by an order of court. Vacancies by resignation shall be effective as of the date of submission to any Director.

         SECTION 3. Compensation: Directors shall not receive a salary for their services as Directors; but, by Resolution of the Board, a fixed sum and expenses of attendance may be allowed for attendance at each meeting of the Board. A Director may serve the Corporation in a capacity other than that of Director and receive compensation for the services rendered in that other capacity.

         SECTION 4. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.


                                    ARTICLE V

                              MEETINGS OF THE BOARD

         SECTION 1. Place of Meetings: The meetings of the Board of Directors may be held at the principal office of the Corporation or (subject to Section 2 of ARTICLE V of these By-Laws) at any place within or without the State of Florida that a majority of the Board of Directors may from time to time by Resolution appoint.

         SECTION 2. Annual Meeting: The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders at the place that meeting has been held.

         SECTION 3. Special Meetings: Special Meetings of the Board of Directors may be called at any time by the President or by any member of the Board.

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         SECTION 4. Notice of Meetings: Notice of the annual meeting of the
Board of Directors need not be given. Written notice of each special meeting, setting forth the time and place of the meeting shall be given to each Director at least ten (10) days before the meeting. This notice may be given either personally, or by sending a copy of the notice through the United States mail, or by telegram, charges prepaid, to the address of each Director appearing on the books of the Corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

         SECTION 5. Waiver of Notice: A Director may waive, in writing, notice of a special meeting of the Board, either before or after the meeting; and his waiver shall be deemed equivalent of giving notice. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

         SECTION 6. Voting and Quorum: At meetings of the Board of Directors a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum it present, the acts of a majority of the Directors in attendance shall be the acts of the Board. Each Director shall have ONE (1) vote regardless of number of shares of stock he may own.

         SECTION 7. Adjournment: A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Members of the board of directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by those means shall constitute presence in person at a meeting.

         SECTION 8. Action Without a Meeting: Any action required to be taken at a meeting of the directors of a corporation, or any action that may be taken at a meeting of the directors or a committee of the directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. The consent shall have the same effect as a unanimous vote.







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                                   ARTICLE VI

                         OFFICERS, AGENTS AND EMPLOYEES

         SECTION 1.  Officers:

         A. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, Vice-President, Secretary and Treasurer, each of whom shall be elected by the board of directors. Other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected by the Board or be appointed in a manner prescribed by the Board.

         B. Two or more offices may be held by the same person. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these By-Laws. The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

         SECTION 2. Vacancies: When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so elected shall hold office until his successor is chosen and qualified, unless sooner removed as provided for herein.

         SECTION 3. Compensation: The Board of Directors shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

         SECTION 4. President: Powers and Duties - The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He shall preside at all meetings of Stockholders and Directors arid discharge the duties of a presiding officer; shall present, at each annual meeting of the Shareholders, a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

         SECTION 5. Vice-President: Powers and Duties - The Vice-President shall, in the absence or disability or inability of the President, perform the duties and exercise the powers of the President. He also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him. In the event the President refuses to act, the Vice-President may act for him at the direction of fifty-one (51%) percent or the majority of the Board of Directors.

         SECTION 6. Secretary: Powers and Duties - The Secretary shall attend all meetings of the Directors and Shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He shall keep the corporate seal and shall affix it to any instrument requiring it. He shall give, or cause to be given, notice of all meetings of the Directors or the Shareholders and shall perform whatever additional duties the Board of Directors or the President may from time to time prescribe.


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         SECTION 7. Treasurer: Powers and Duties - The Treasurer shall have custody of corporate funds and securities. He shall, keep or be responsible for full and accurate accounts of receipts and disbursements, an accurate and full account of all assets and liabilities, and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in a depository or depositories designated by the Board of Directors. He shall disburse the funds of the Corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall furnish a bond satisfactory to the Board of Directors, if required.

         SECTION 8. Delegation of Duties: Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors or agent.


                                   ARTICLE VII

                    SHARE CERTIFICATES AND TRANSFER OF SHARES

         SECTION 1. Share Certificates - Issuance: Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until the share is fully paid.

         Certificates representing shares in this corporation shall be signed by the president or vice president and the secretary or an assistant secretary and may be sealed with the seal of this corporation or a facsimile of it. The signatures of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon the certificate shall have ceased to be that officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were that officer at the date of its issuance.

         SECTION 2. Registered Shareholders: The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

         SECTION 3. Transfer of Shares: Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation. No stock shall be transferred in violation of any agreement between the Stockholder and the Corporation or among the Stockholders PROVIDED, notice of such agreement has been duly endorsed on the stock certificate and copy of such agreement filed with the Secretary of the Corporation.

         SECTION 4. Lost, Stolen or Destroyed Certificates: The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the


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certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.


                                  ARTICLE VIII

                             SPECIAL CORPORATE ACTS

         SECTION 1. Execution of Written Instruments: Contracts, deeds, documents, and instruments shall, unless the Board of Directors shall in a particular situation designate another procedure for their execution, be executed by the President or the Vice President in the presence of two (2) witnesses or the President or Vice President under the seal of the Corporation affixed and attested by the Secretary.

         SECTION 2. Signing of Checks and Notes: Checks, notes, drafts, and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors.

         SECTION 3. Voting Shares Held in Other Corporation: In the absence of other arrangements by the Board of Directors, shares of stock issued by any other Corporation and owned or controlled by this Corporation may be voted at any Shareholders' meeting of the other Corporation by the President of this Corporation or, if he is not present at the meeting, by the Vice-President of this Corporation; and in the event neither the President nor the Vice-President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the Corporation shall be duly executed proxy designate to represent the Corporation at the meeting.


                                   ARTICLE IX

                                     NOTICES

         SECTION 1. Mailing: Notices to Directors and Stockholders mailed to them at their addresses appearing on the books of the Corporation shall be deemed to be given at the time when mailed.

         SECTION 2. Waiver: Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice; whether before or after the time stated therein, shall be deemed equivalent thereto.




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                                    ARTICLE X

                                   AMENDMENTS

         The power to amend or repeal the By-Laws or to adopt a new code of By-Laws is reserved to the Shareholders, the affirmative vote of holders of not less than fifty-one (51%) percent in number of shares issued and outstanding and being entitled to vote being necessary to exercise that power.

         The foregoing By-Laws were amended and restated by the Board of Directors on November 23, 2003.


                                                     /s/ Christopher Astrom
                                                     -----------------------
                                                     CHRISTOPHER ASTROM


                                                     /s/ Richard Astrom
                                                     -----------------------
                                                     RICHARD ASTROM







































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